EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE
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January 31, 2006

FOR MORE INFORMATION, CONTACT:
--------------------------------------------------------------------------------
John M. Lilly, Treasurer and Chief Financial Officer (413) 747-1465

Nasdaq Symbol - WBKC

               WESTBANK CORPORATION REPORTS 11% EARNINGS INCREASE
                FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2005

West Springfield, MA -- Westbank Corporation (Nasdaq: WBKC) today reported net income for the fourth quarter ended December 31, 2005 increased by $119,000 or 11% versus the fourth quarter ended December 31, 2004. For the fourth quarter of 2005, net income totaled $1,248,000 or $.26 per share (diluted) versus net income of $1,129,000 or $.23 per share (diluted) for the fourth quarter ended December 31, 2004.

For the year ended December 31, 2005, earnings increased by $494,000, also representing an 11% increase over the year ended December 31, 2004. For the year ended December 31, 2005, net income totaled $5,105,000 or $1.05 per share (diluted) versus $4,611,000 or $.95 per share (diluted) for the year ended December 31, 2004.

Net interest income for the quarter and year ended December 31, 2005 totaled $5,621,000 and $22,664,000 respectively versus $5,589,000 and $22,535,000 for the quarter and year ended December 31, 2004 respectively. The net interest margin for the year and quarter ended December 31, 2005 was 3.15% and 3.03% respectively versus 3.25% and 3.24% for the same periods of 2004.

During the quarter and year ended December 31, 2005, the Corporation's provision for loan losses was $-0- and $140,000 respectively, compared to $75,000 and $225,000 for the quarter and year ended December 31, 2004.

The allowance for loan losses totaled $4,199,000 or 0.97% of total loans at December 31, 2005 as compared to $4,356,000 or 0.99% of total loans at December 31, 2004. Non-performing loans totaled $2,216,000 or 0.51% of total loans and the Corporation held other real estate owned totaling $630,000 at December 31, 2005.

Non-interest income for the quarter and year ended December 31, 2005 was $889,000 and $4,010,000 respectively, as compared to $741,000 and $3,441,000 for the same periods of 2004.

Included in non-interest income for the year ended December 31, 2005 was $96,000 from gains on sale of securities and $419,000 representing gains on sale of loans. This compares to the year ended December 31, 2004, when gains on sale of securities and loans totaled $507,000 and $478,000 respectively. The Corporation also recorded a write-down of $628,000 on securities deemed other than temporarily impaired during the year ended December 31, 2004.

Non-interest expense for the quarter and year ended December 31, 2005 totaled $4,674,000 and $19,254,000 respectively compared to $4,603,000 and $19,149,000 for the same periods of 2004. Included in non-interest expense for 2004 is an $807,000 write-down of origination costs related to the refinancing of the Corporation's Trust Preferred Securities.

As of December 31, 2005, investment securities totaled $323,431,000, an increase of 21% or $55,602,000 compared to December 31, 2004. During the same period, deposits grew by 2% or $9,327,000 and totaled $599,359,000 at December 31, 2005. Total assets increased to $808,707,000, representing growth of 7% or $52,266,000.

At December 31, 2005, gross loans totaled $432,459,000, a decline of 2% or $6,910,000. The decline is the result of the sale of approximately $47,400,000 in fixed-rate residential real estate loans during the year. The Corporation completed this restructuring strategy in anticipation of higher interest rates. Donald R. Chase, President and Chief Executive Officer, said, "We were encouraged with our commercial real estate growth this past year, which increased by approximately $17,900,000 or 15% over year-end 2004."

Stockholders' equity at December 31, 2005 was $47,378,000, representing a book value of $9.97 per share. For the year ended December 31, 2005, the return on average assets was 0.67%, while the return on average equity was 10.78%.

"The newly-formed Westco Financial Services Division continues to grow at a steady pace and our Financial Services representatives now have approximately $8 million under management," according to Chase. The Financial Services Division became active during June 2005.

Chase also said, "We anticipate announcing a new relationship account within the next 30 days." The new account will reward customers with multiple account relationships with better rate structures, as well as reduced fees and free services for many of our banking products. Chase continued, "This should blend well with our Overdraft Privilege product that was just introduced during November."

Westbank Corporation is the parent company of Westbank, a West Springfield, Massachusetts, commercial bank and trust company operating 17 banking offices in Massachusetts and Connecticut, with $808 million of total assets at December 31, 2005.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors that include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by it or on its behalf.

CONDENSED CONSOLIDATED BALANCE SHEETS
Westbank Corporation and Subsidiaries

(In thousands)                                                         DECEMBER 31, 2005                   DECEMBER 31, 2004
----------------------------------------------------------------------------------------------------------------------------
                                                                                            (Unaudited)
ASSETS
Cash and due from banks
   Non-interest bearing                                                $          13,899                   $          12,451
   Interest bearing                                                                   10                                  34
Federal funds sold                                                                    24                                 669
----------------------------------------------------------------------------------------------------------------------------
Total cash and cash equivalents                                                   13,933                              13,154
Securities held to maturity                                                      151,358                             112,424
Securities available for sale                                                    172,073                             155,405
Loans                                                 $      432,459                       $     439,369
   Less allowance for loan losses                              4,199                               4,356
----------------------------------------------------------------------------------------------------------------------------
Net loans                                                                        428,260                             435,013
Investment in Federal Home Loan Bank stock                                         6,450                               6,450
Bank premises and equipment                                                        7,577                               6,885
Other real estate owned - net                                                        630                                 630
Goodwill                                                                           8,837                               8,837
Bank-owned life insurance                                                          9,149                               9,204
Other intangible assets                                                            1,792                                 862
Investment in unconsolidated investees                                               526                                 526
Other assets                                                                       8,122                               7,051
----------------------------------------------------------------------------------------------------------------------------
Total Assets                                                           $         808,707                   $         756,441
============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Non-interest bearing                                                $          84,300                   $          84,758
   Interest bearing                                                              515,059                             505,274
----------------------------------------------------------------------------------------------------------------------------
      Total deposits                                                             599,359                             590,032
Funds borrowed                                                                   138,454                              97,354
Junior subordinated debentures                                                    17,526                              17,526
Other liabilities                                                                  5,990                               4,067
----------------------------------------------------------------------------------------------------------------------------
   Total Liabilities                                                             761,329                             708,979
----------------------------------------------------------------------------------------------------------------------------

Stockholders' equity
   Common stock                                                                    9,560                               9,493
   Unearned compensation -
      restricted stock                                                            (1,424)                             (1,652)
   Additional paid in capital                                                     19,105                              20,377
   Retained earnings                                                              22,417                              19,958
   Treasury stock                                                                   (420)                               (606)
   Accumulated other comprehensive income                                         (1,860)                               (108)
----------------------------------------------------------------------------------------------------------------------------
      Total stockholders' equity                                                  47,378                              47,462
----------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                             $         808,707                   $         756,441
============================================================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Westbank Corporation and Subsidiaries


                                                      Quarter Ended December 31,     Year Ended December 31,
                                                      --------------------------    -------------------------
(Dollar amounts in thousands, except per share data)      2005          2004           2005          2004
 ------------------------------------------------------------------------------------------------------------
                                                                            (Unaudited)
Income:
   Interest and fees on loans                         $      6,612   $     6,231    $    25,927   $    24,679
   Interest on securities                                    3,620         2,698         12,952        12,029
   Interest on federal funds sold                                4            84             11           101
-------------------------------------------------------------------------------------------------------------
Total interest income                                       10,236         9,013         38,890        36,809
Interest expense                                             4,615         3,424         16,226        14,274
-------------------------------------------------------------------------------------------------------------
Net interest income                                          5,621         5,589         22,664        22,535
Provision for loan losses                                        -            75            140           225
-------------------------------------------------------------------------------------------------------------
Net interest income after
 provision for loan losses                                   5,621         5,514         22,524        22,310
-------------------------------------------------------------------------------------------------------------
Gain on sale of securities
 available for sale                                              -             -             96           507
Other-than-temporary impairment
 of investment securities                                        -           (45)             -          (628)
Gain on sale of loans                                            4            37            419           478
Other non-interest income                                      885           749          3,495         3,084
-------------------------------------------------------------------------------------------------------------
Total non-interest income                                      889           741          4,010         3,441
-------------------------------------------------------------------------------------------------------------
Non-interest Expense:
   Salaries and benefits                                     2,655         2,586         10,908        10,393
   Occupancy - net                                             445           337          1,769         1,570
   Other non-interest expense                                1,574         1,680          6,577         7,186
-------------------------------------------------------------------------------------------------------------
Total non-interest expense                                   4,674         4,603         19,254        19,149
-------------------------------------------------------------------------------------------------------------
Income before income taxes                                   1,836         1,652          7,280         6,602
Income taxes                                                   588           523          2,175         1,991
-------------------------------------------------------------------------------------------------------------
Net Income                                            $      1,248   $     1,129    $     5,105   $     4,611
=============================================================================================================

Earnings per share
       Basic                                          $       0.27   $      0.24    $      1.08   $      1.00
       Diluted                                        $       0.26   $      0.23    $      1.05   $      0.95
Weighted average shares outstanding
       Basic                                             4,682,281     4,704,917      4,708,589     4,606,094
       Diluted                                           4,815,687     4,942,219      4,883,724     4,859,071